EXHIBIT 10.4

Security Agreement

(All Assets)

This Security Agreement (All Assets) (as hereafter amended, revised and/or extended, this “Agreement”) is entered into on December 27, 2013 and between JONES SODA CO., a(n) Washington corporation (together with its successors and assigns, “Guarantor/Pledgor”) and BFI Business Finance, a California corporation (together with its successors and assigns, “Lender”), at Campbell, California.

RECITALS

A. Lender has provided and/or will provide financial accommodations to Jones Soda Co. (USA) Inc. (“Jones USA”) and JONES SODA (CANADA) INC. (“Jones Canada”)  (Jones USA and Jones Canada, each individually and collectively, together with its successors and assigns, the “Borrower”).

B. Guarantor/Pledgor has executed that certain General Continuing Guaranty (as hereafter amended, revised and/or extended, the “Guaranty”) in favor of Lender, whereby Guarantor/Pledgor agrees to guarantee the Obligations owing by Borrower to Lender, as more completely set forth in the Guaranty.

C. This Agreement is given to secure Guarantor/Pledgor’s Obligations to Lender under the Guaranty as well as any other Obligations that may be owed now or in the future by Guarantor/Pledgor to Lender.

AGREEMENT

1. Incorporation by Reference. The foregoing Recitals and the documents referred to in such Recitals are incorporated herein by this reference as though set forth in full herein.
2. Definitions.

“Acceptable to Lender” means acceptable to Lender exercising reasonable business judgment, considered in light of all of the facts and circumstances existing with respect to the issue under consideration, including but not limited to, the performance by Guarantor/Pledgor of its obligations under the Guaranty and this Agreement and whether any of such facts and circumstances cause Lender to reasonably deem itself insecure if any given decision were to be made or not made or any approval were to be given or not given.

“Accounts” means all currently existing and hereafter arising accounts as defined in the Code, as such definition may be amended from time to time, and shall include, but not be limited to, a right to payment of a monetary obligation for property sold or services rendered, and any and all credit insurance, guaranties, or security therefor.

“Books” means all of Guarantor/Pledgor’s books and records, including, without limitation, all ledgers, records indicating, summarizing, or evidencing Guarantor/Pledgor’s properties or assets (including, without limitation, the Collateral) or liabilities, all information relating to Guarantor/Pledgor’s business operations or financial condition, and all computer programs, disc or tape files, printouts, runs, or other computer prepared information, and the Equipment containing such information.

“Cash Collateral Account” has the meaning given in Section 5.2 hereof.

“Chattel Paper” has the meaning given in the Code, as such definition may be amended from time to time, which defines Chattel Paper as  a record or records that evidence both a monetary obligation; and  a security interest in  specific goods;  a security interest in specific goods and Software used in the goods;  a security interest in specific goods and license of Software used in the goods; or   a lease of specific goods and license of Software used in the goods.

“Chief Executive Office” has the meaning given in Section 8.18 hereof.

“Code” means the California Uniform Commercial Code or any successor statute, as same may be amended and / or renumbered from time to time hereafter.

“Collateral” means all of the personal property and Trade Fixtures now owned or hereafter acquired by Guarantor/Pledgor whether now existing or hereafter arising and wherever located, including without limitation:  all Accounts;  all Chattel Paper including, without limitation, Electronic Chattel Paper;  all Inventory;  all Equipment;  all Trade Fixtures;  all Fixtures, but only if connected with Real Property Collateral;  all Instruments;  all Financial Assets, including without limitation, Investment Property;  all Documents;  all Deposit Accounts;  all Letter of Credit Rights;  all General Intangibles, including, without limitation, copyrights, trademarks, and patents, Payment Intangibles and Software;  all Supporting Obligations;  any Commercial Tort Claim listed on any schedule provided herewith or hereafter;  all returned or repossessed goods arising from or relating to any Accounts or Chattel Paper;  all certificates of title and certificates of origin or manufacturers statements of origin relating to any of the foregoing, now owned or hereafter acquired;  all property similar to any of the foregoing hereafter acquired by Guarantor/Pledgor;  all ledger sheets, files, records, documents, instruments, and other books and records (including, without limitation, related electronic data processing Software) evidencing an interest in or relating to the above;  all money, cash or cash equivalents; and  to the extent not otherwise included in the foregoing, all proceeds, products, insurance claims, and other rights to

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payment and all accessions to, replacements for, attachments to, substitutions for, and rents and profits of, and noncash proceeds of, each of the foregoing  including, without limitation, cash or other property which were proceeds and are recovered by a bankruptcy trustee or otherwise as a preferential transfer by Guarantor/Pledgor.  Notwithstanding any contrary term of this Agreement, the definition of “Collateral” shall not include any waste or other materials that have been or may be designated as a Hazardous Substance or a Hazardous Waste.

“Commercial Tort Claim” has the meaning give in the Code, as such definition may be amended from time to time, which means a claim arising in tort with respect to which the claimant is an organization or if the claimant is an individual,  the claim arose in a. the course of the claimant’s business or profession; and  does not include damages arising out of personal injury to or death of an individual.

“Deposit Account(s)” has the meaning given in the Code, as such definition may be amended from time to time, including, without limitation, a demand, time, savings, passbook or similar account maintained with a bank or other depositary institution.

“Discretion” means the exercise by Lender of its reasonable business judgment in light of all of the facts and circumstances existing with respect to the issue under consideration.

“Documents” has the meaning given in the Code, as such definition may be amended from time to time.

“Electronic Chattel Paper” has the meaning given in the Code, as such definition may be amended from time to time, which defines Electronic Chattel Paper as Chattel Paper evidenced by a record or records consisting of information stored in an electronic medium.

“Environmental Laws” has the meaning given in Section 4.8 hereof.

“Equipment” means all of Guarantor/Pledgor’s now owned and hereafter acquired equipment as defined in the Code, as such definition may be amended from time to time, and wherever located, and shall include, but not be limited to, all goods (other than inventory, farm products, or consumer goods) including, without limitation, machinery, computers and computer hardware and Software (whether owned or licensed), vehicles, tools, furniture, Trade Fixtures (but not including Fixtures unless Real Property Collateral has been pledged to Lender), all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

“Financial Assets” has the meaning given in the Code, as such definition may be amended from time to time, which defines Financial Assets as any of the following:  a security;  an obligation of a person or a share, participation, or other interest in a person or in property or an enterprise of a person, that is, or is of a type, dealt in or traded on financial markets or that is recognized in any area in which it is issued or dealt in as a medium for investment; and  any property that is held by a securities intermediary for another person in a securities account that has expressly agreed with the other person that the property is to be treated as a financial asset.

“Fixtures” has the meaning given in the Code, as such definition may be amended from time to time, which defines Fixtures as goods that have become so related to particular real property that an interest in them arises under property law, but shall not include Trade Fixtures.

“General Intangibles” means general intangibles as defined in the Code, as such definition may be amended from time to time, (and shall include, but not be limited to, registered and unregistered patents, trademarks, service marks, copyrights, trade names, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer lists, licenses, whether as licensor or licensee, choses in action and other claims and existing and future leasehold interests in Equipment, Payment Intangibles and Software), all whether arising under the laws of the United States of America or any other country.

“Guarantor” has the meaning given in Section 6.1.3 hereof.

“Guarantor/Pledgor” has the meaning given in the preamble of this Agreement.

“Guaranty” means the guaranty executed by Guarantor/Pledgor in favor of Lender, as the Guaranty may be amended or revised from time to time.

“Hazardous Substances” and “Hazardous Wastes” means all or any of the following:

(a.) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “toxic substances,” or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or “EP toxicity”;

(b.) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources;

(c.) any flammable substances or explosives or any radioactive materials; and
(d.) asbestos in any form or electrical Equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty (50) parts per million

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(e.) asbestos in any form or electrical Equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty (50) parts per million.

“Indebtedness” .means all of the following:

(a.) all indebtedness for borrowed money (whether by loan or the issuance and sale of debt securities);
(b.) that portion of obligations with respect to capital leases that is properly classified as a liability on a balance sheet in conformity with GAAP;
(c.) acceptances, bonds, indentures, notes payable, and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money;

(d.) any obligation owed for all or any part of the deferred purchase price of property or services if the purchase price is due more than six (6) months from the date the obligation is incurred or is evidenced by a note or similar written instrument;

(e.) all indebtedness secured by any lien on any property or asset owned or held by Guarantor/Pledgor regardless of whether the indebtedness secured thereby shall have been assumed by Guarantor/Pledgor or is nonrecourse to the credit of Guarantor/Pledgor;

(f.) contingent obligations to the extent such obligations are no longer contingent but become absolute and remain unpaid;

(g.) all obligations, contingent or otherwise, relative to the face amount of any letter of credit, letter of credit guaranties, bankers acceptances, interest rate swaps, controlled disbursement accounts, or other financial products;

(h.) any unfunded obligation of Guarantor/Pledgor or any of its subsidiaries to a multiemployer plan required to be accrued by GAAP; and

(i.) obligations of Guarantor/Pledgor guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to Guarantor/Pledgor), any indebtedness, lease, dividend, letter of credit, or other obligation of any other person or entity.

“Instrument” has the meaning given in the Code, as such definition may be amended from time to time, which defines an Instrument as a negotiable instrument or any other writing that evidences a right to payment of a monetary obligation, is not itself a security agreement or lease, and is of a type that in the ordinary course of business is transferred by delivery with any necessary endorsement or assignment.  Instrument shall include, but not be limited to, promissory notes.

“Inventory” means all present and future inventory, as defined in the Code, as such definition may be amended from time to time, in which Guarantor/Pledgor has any interest and wherever located, and shall include but not be limited to, goods held for sale or lease or to be furnished under a contract of service and all of Guarantor/Pledgor’s present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located, and any documents of title representing any of the above.

“Investment Property” has the meaning given in the Code, as such definition may be amended from time to time, which defines Investment Property as securities, security accounts, commodity contracts, or commodity accounts.

“Letter of Credit Rights” has the meaning given in the Code, as such definition may be amended from time to time, which defines Letter of Credit Rights as a right to payment or performance under a letter of credit, whether or not beneficiary has demanded or is at the time entitled to demand payment or performance.

“Loan Agreement” means the Loan and Security Agreement executed by and between Borrower and Lender, as the Loan Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

“Loan Documents” means collectively, this Agreement, the Loan Agreement, the Term Loan Documents (if any), the Guaranty, and all notes, other guarantees, security agreements, subordination agreements, and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by Borrower or any Obligor in connection with this Agreement or otherwise, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

“Lockbox Account” has the meaning given in Section 5.2 hereof.

“Material Event of Default” has the meaning given in Section 6.1 hereof.

“Obligations” means all of the following:  the due and punctual payment of all amounts due or to become due under this Agreement;  the performance of all obligations of Borrower and/or Guarantor/Pledgor under the Loan Documents; and  all present and future obligations owing by Borrower and/or Guarantor/Pledgor to Lender whether or not for the payment of money, whether or not evidenced by any note or other instrument, whether direct or indirect, absolute or contingent, due or to become due, joint or several, primary or secondary,

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liquidated or unliquidated, secured or unsecured, original or renewed or extended, whether arising before, during or after the commencement of any bankruptcy case in which Borrower and/or Guarantor/Pledgor is a debtor, including but not limited to any expenses and any obligations arising pursuant to letters of credit or acceptance transactions or any other financial accommodations; and all principal, interest, fees, charges, expenses, attorneys’ fees and accountants’ fees chargeable to Borrower and/or Guarantor/Pledgor or incurred by Lender in connection with the Loan Documents.  Except to the extent otherwise provided, this Agreement does not secure any obligation described above which is secured by a consensual lien on real property.

“Payment Intangibles” means a General Intangible under which the account debtor’s principal obligation is a monetary obligation.

“Permitted Indebtedness” means all of the following:

(a.) Indebtedness evidenced by the Guaranty, the Loan Agreement and / or the Loan Documents;

(a.) amounts owing under licenses in the ordinary course of Guarantor/Pledgor’s business, so long as the licensor (if a third party other than Guarantor/Pledgor) has entered into an agreement in form and content reasonably satisfactory to Lender;

(b.) subordinated debt that is subject to a subordination agreement in favor of Lender in form and content reasonably satisfactory to Lender;
(c.) Permitted Purchase Money Indebtedness for Acquisition of Fixed Assets;
(d.) the Indebtedness set forth in the latest financial statements of Guarantor/Pledgor submitted to Lender on or prior to the Closing Date;
(e.) Indebtedness secured by Permitted Liens; and

(f.) refinancings, renewals, or extensions of the foregoing, provided: 1) the terms and conditions of such refinancings, renewals, or extensions do not materially impair the prospects of repayment of the Obligations by Borrower; 2) the net cash proceeds of such refinancings, renewals, or extensions do not result in an increase in the aggregate principal amount of the Indebtedness so refinanced, renewed, or extended; 3) such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended; and 4) that to the extent that the Indebtedness that is refinanced was subordinated in right of payment to the Obligations, then the subordination terms and conditions of the refinancing of the Indebtedness must be at least as favorable to Lender as those applicable to the refinanced Indebtedness;

“Permitted Liens” means all of the following:

(a.) liens and Security Interests held by Lender or agreed to by Lender in the any Loan Documents;
(b.) liens for unpaid taxes of Guarantor/Pledgor that are either not yet due and payable; or do not constitute an Event of Default hereunder; and are the subject of a Permitted Protest;
(c.) liens and Security Interests granted against Equipment disclosed in writing by Guarantor/Pledgor to Lender and consented to by Lender in writing;
(d.) liens described in Schedule A-1 hereto, provided such liens are subject to such subordination agreements as Lender may require;

(e.) purchase money liens or the interests of lessor under capital leases to the extent that such liens or interests secure Permitted Purchase Money Indebtedness for Acquisition of Fixed Assets and so long as such lien attaches only to the asset purchased or acquired and the proceeds thereof;

(f.) with respect to real property, easements, rights of way, reservations, covenants, conditions, restrictions, zoning variances, and other similar encumbrances that do not materially interfere with the use or value of the property subject thereto;

(g.) obligations and duties as lessee under any operating lease existing on the date of this Agreement; and obligations and duties as lessee under any lease existing on the date of this Agreement;

(h.) any liens incurred in connection with the refinancing, renewal, or modification of indebtedness secured by Permitted Liens, provided:  the terms and conditions of such refinancings, renewals, or extensions do not materially impair the prospects of repayment of the Obligations by Guarantor/Pledgor;  the net cash proceeds of such refinancings, renewals, or extensions do not result in an increase in the aggregate principal amount of the Indebtedness so refinanced, renewed, or extended;  such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended; and  that to the extent that the Indebtedness that is refinanced was subordinated in right of payment to the Obligations, then the subordination terms and conditions of the refinancing of the Indebtedness must be at least as favorable to Lender as those applicable to the refinanced Indebtedness;

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(i.) liens for unpaid taxes, assessments, or other governmental charges or levies  that are not yet delinquent; or  do not constitute an Event of Default hereunder and are the subject of Permitted Protests;

(j.) judgment liens that do not constitute an Event of Default under this Agreement;
(k.) liens on amounts deposited in connection with obtaining Workers’ Compensation Insurance or other unemployment insurance; and

(l.) liens on amounts deposited as security for surety or appeal bonds in connection with obtaining such bonds in the ordinary course of business, provided that such deposits have been made with Lender’s prior written consent.

“Permitted Protest” means a protest taken by Guarantor/Pledgor in good faith with respect to disputed taxes for which a bond has been posted by Guarantor/Pledgor in the amount of the disputed taxes that have not yet been paid.

“Permitted Purchase Money Indebtedness for Acquisition of Fixed Assets” means, as of any date of determination, Purchase Money Indebtedness for Acquisition of Fixed Assets incurred after the date hereof in an aggregate principal amount outstanding at any one time which shall not exceed Twenty-five Thousand and 00/100 Dollars ($25,000.00) without Lender’s prior written consent, which consent shall not be unreasonably withheld.

“Real Property Collateral” means any item(s) of real property pledged by Guarantor/Pledgor to Lender.

“Software” has the meaning given in the Code, as such definition may be amended from time to time, which defines Software as a computer program and any supporting information provided in connection with a transaction relating to the program.

“Supporting Obligations” has the meaning given in the Code, as such definition may be amended from time to time, which defines a Supporting Obligation as a letter-of-credit right or secondary obligation that supports the payment or performance of an Account, Chattel Paper, a Document, a General Intangible, an Instrument, or a Financial Asset, including, without limitation, Investment Property.

“Term Loan Documents”, if any, has the meaning given in the Loan Agreement.

“Trade Fixtures” means Equipment and furnishings which are used in Guarantor/Pledgor’s business or operations which become affixed to the premises at which Guarantor/Pledgor has its Chief Executive Office or other location owned, operated or otherwise used by Guarantor/Pledgor, but which Equipment and furnishings can be removed without causing undue damage to such premises or other location.

3. Grant of Security Interest in the Collateral.   Guarantor/Pledgor hereby grants a continuing security interest in the Collateral to secure payment when due, whether by stated maturity, demand, acceleration or otherwise, of all  Obligations owing to Lender by Borrower as defined in the Agreement; and  all Obligations of Guarantor/Pledgor under the Guaranty, this Agreement and any other agreement by and between Lender and Guarantor/Pledgor.

4. Warranties, Covenants, and Agreements. Guarantor/Pledgor warrants, covenants and agrees as set forth below.

4.1. Information; Right to Inspect.  Guarantor/Pledgor shall furnish to Lender, in form and at intervals as Lender may reasonably request, any information Lender may reasonably request and allow Lender to examine, inspect, and copy any of Guarantor/Pledgor's books and records.  Guarantor/Pledgor shall, at the written request of Lender, mark its records and the Collateral to clearly indicate the security interest of Lender under this Agreement. Lender agrees to give Guarantor/Pledgor reasonable notice of its intent to examine, inspect and copy any of Guarantor/Pledgor’s records. Notwithstanding the foregoing, after the occurrence of and during the continuation of a Material Event of Default, as defined below, no such prior notice shall be required. In that regard, (i) any fraud, defalcation or conversion on the part of Borrower or Guarantor/Pledgor or any other Guarantor shall be deemed to be a Material Event of Default; and (ii) there shall be no requirement that such fraud, defalcation or conversion be continuing in order to permit Lender to exercise any rights or remedies available to Lender under the Guaranty or applicable law.

4.2. Warranties as to Collateral.   At the time any Collateral becomes, or is represented to be, subject to a security interest in favor of Lender, Guarantor/Pledgor shall be deemed to have warranted that  Guarantor/Pledgor is the lawful owner of the Collateral and has the right and authority to subject the Collateral to a security interest granted to Lender;  none of the Collateral is subject to any security interest other than that in favor of Lender or the holder of any Permitted Lien;  there are no financing statements on file, other than in favor of Lender or the holders of Permitted Liens; and  Guarantor/Pledgor acquired its rights in the Collateral in the ordinary course of its business.

4.3. Collateral Shall be Free From Liens Other Than Permitted Liens.   Guarantor/Pledgor shall keep the Collateral free at all times from all claims, liens, security interests and encumbrances other than those in favor of Lender or the holders of Permitted Liens.  Guarantor/Pledgor will not, without the prior written consent of Lender, sell, transfer or lease, or permit to be sold, transferred or leased, any or all of the Collateral, except (where inventory is pledged as Collateral) for Inventory in the ordinary course of its business and will not return any Inventory to its supplier.  Lender or its representatives may at all reasonable times and upon reasonable advance notice inspect the

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Collateral and may enter upon all premises where the Collateral is kept or might be located; provided, however, that Lender agrees to give Guarantor/Pledgor reasonable notice of its intent to inspect the Collateral and enter upon the premises where the Collateral is kept or might be located.  Notwithstanding the foregoing, after the occurrence of and during the continuation of a Material Event of Default, no such prior notice shall be required.

4.4. Reasonable Acts to Establish and Maintain Priority of Lender’s Lien.  Guarantor/Pledgor shall do all reasonable acts and or cause to be executed all writings reasonably requested by Lender to establish, maintain and continue a perfected and first security interest of Lender in the Collateral subject to Permitted Liens.  Guarantor/Pledgor agrees that Lender has no obligation to acquire or perfect any lien on or security interest in any asset(s), whether real property or personal property, to secure payment of the Indebtedness, and Guarantor/Pledgor is not relying upon assets in which Lender may have a lien or security interest for payment of the Indebtedness.

4.5. Taxes and Assessments.   Guarantor/Pledgor shall pay within the time that they can be paid without interest or penalty, or on or prior to the date that the tax return for such taxes is due, all taxes, assessments and similar charges which at any time are or may become a lien, charge, or encumbrance upon any Collateral, except to the extent subject to a Permitted Protest.  If Guarantor/Pledgor fails to pay any of these taxes, assessments, or other charges in the time provided above, Lender has the option (but not the obligation) to do so and Guarantor/Pledgor agrees to repay all amounts so expended by Lender immediately upon demand, together with interest at the highest lawful default rate which could be charged by Lender to Borrower and/or Guarantor/Pledgor on any Indebtedness.

4.6. Collateral Shall be Maintained in Good Condition; Insurance.   Guarantor/Pledgor shall keep the Collateral in good condition and will protect it from loss, damage, or deterioration from any cause, subject only to normal wear and tear.  Guarantor/Pledgor has and will maintain at all times  with respect to the Collateral, insurance under an “all risk” policy against fire and other risks customarily insured against, and  public liability insurance and other insurance as may be required by law or reasonably required by Lender, all of which insurance shall be in amount, form and content, and written by companies as may be satisfactory to Lender, containing a lender's loss payable endorsement Acceptable to Lender.  Guarantor/Pledgor will deliver to Lender immediately upon demand evidence satisfactory to Lender that the required insurance has been procured.  If Guarantor/Pledgor fails to maintain satisfactory insurance, Lender has the option (but not the obligation) to do so and Guarantor/Pledgor agrees to repay all amounts so expended by Lender immediately upon demand, together with interest at the highest lawful default rate which could be charged by Lender to Guarantor/Pledgor on any Indebtedness.

4.7. Warranties as to Accounts.   With respect to the Accounts pledged as Collateral under this Agreement, then on each occasion on which Guarantor/Pledgor evidences to Lender the account balances on and the nature and extent of the Accounts, Guarantor/Pledgor shall be deemed to have warranted that except as otherwise indicated to the best of Guarantor/Pledgor’s knowledge after reasonable inquiry, the following is true:  each of those Accounts is valid and enforceable without the need for performance by Guarantor/Pledgor of any act;  each of those balances reflected as to each Account is in fact owing;  there are no setoffs, recoupments, credits, contra accounts, counterclaims or defenses against any of those Accounts;  as to any Accounts represented by a note, trade acceptance, draft or other instrument or by any chattel paper or document, the same have been endorsed and/or delivered by Guarantor/Pledgor to Lender;  Guarantor/Pledgor has not received with respect to any Account, any notice of the death of the related account debtor, nor the dissolution, liquidation, termination of existence, insolvency, business failure, appointment of a receiver for, assignment for the benefit of creditors by, or filing of a petition in bankruptcy by or against, the account debtor; and  as to each Account, the Account Debtor is not an affiliate of Guarantor/Pledgor, the United States of America or any department, agency or instrumentality of it, or a citizen or resident of any jurisdiction outside of the United States.  Guarantor/Pledgor will do all acts and will execute all writings reasonably requested by Lender to perform, enforce performance of, and collect all Accounts.  Guarantor/Pledgor shall immediately advise Lender at such time that Guarantor/Pledgor learns that any of the foregoing representations and warranties are incorrect in any material respect. Guarantor/Pledgor shall neither make nor permit any modification, compromise, or substitution for any Account other than in the ordinary course of Guarantor/Pledgor’s business without the prior written consent of Lender, which consent shall not unreasonably be withheld.  Guarantor/Pledgor shall, at Lender's reasonable prior  request, arrange for verification of Accounts directly with the accounts of Guarantor/Pledgor or by other methods Acceptable to Lender.

4.8. Compliance by Guarantor/Pledgor with Laws.   Guarantor/Pledgor at all times shall be in material compliance with all applicable laws, including, without limitation, any laws, ordinances, directives, orders, statutes, or regulations an object of which is to regulate or improve health, safety, or the environment (collectively, “Environmental Laws”).

4.9. Redelivery of Collateral.   If Lender, acting in its sole reasonable Discretion, redelivers Collateral to Guarantor/Pledgor or Guarantor/Pledgor's designee for any of the following purposes:  the ultimate sale or exchange thereof;  the presentation, collection, renewal, or registration of transfer thereof; or   the loading, unloading, storing, shipping, transshipping, manufacturing, processing or otherwise dealing with it preliminary to sale or exchange; such redelivery shall be in trust for the benefit of Lender and shall not constitute a release of Lender's security interest in it or in the proceeds or products of it unless Lender specifically so agrees in writing.  If Guarantor/Pledgor requests any such redelivery, Guarantor/Pledgor will deliver with such request a proposed form of financing statement, which financing statement will be filed by Lender if such financing statement is in form and substance satisfactory to Lender.  Any proceeds of Collateral coming into Guarantor/Pledgor's possession as a result of any such redelivery shall be held in trust for Lender and immediately delivered to Lender for application against the Indebtedness.  Lender may (in its sole reasonable Discretion) deliver any or all of the Collateral to Guarantor/Pledgor, and such delivery by Lender shall discharge Lender from all liability or responsibility for such Collateral.  Lender, at its option, may require delivery of any Collateral to Lender at any time

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following the occurrence and during the continuance of a Material Event of Default with such endorsements or assignments of the Collateral as Lender may request.

4.10. Additional Rights of Lender Upon Default by Guarantor/Pledgor.   Upon the occurrence and during the continuance of a Material Event of Default under the Guaranty, after giving such notice as may be reasonable under the circumstances, Lender may as to Collateral other than Equipment, Fixtures or Inventory  cause any or all of such Collateral to be transferred to its name or to the name of its nominees;  receive or collect by legal proceedings or otherwise all dividends, interest, principal payments and other sums and all other distributions at any time payable or receivable on account of such Collateral, and hold the same as Collateral, or apply the same to the Indebtedness, the manner and distribution of the application to be in the sole reasonable Discretion of Lender; and  enter into any extension, subordination, reorganization, deposit, merger or consolidation agreement or any other agreement relating to or affecting such Collateral, and deposit or surrender control of such Collateral, and accept other property in exchange for such Collateral and hold or apply the property or money so received pursuant to this Agreement.

4.11. Assignment of Indebtedness and Collateral by Lender.   Lender may assign any of the Indebtedness and deliver any or all the Collateral to its assignee, which then shall have with respect to Collateral so delivered all the rights and powers of Lender under this Agreement, and after that Lender shall be fully discharged from all liability and responsibility with respect to Collateral so delivered under the following circumstances:  Lender is assigning the Indebtedness and related obligations for collateral purposes only;  a Material Event of Default has occurred and is continuing; or  the assignee is the successor in interest to Lender following a change of control of Lender.

4.12. Independent Investigation and Decision by Guarantor/Pledgor.   Guarantor/Pledgor delivers this Agreement based solely on Guarantor/Pledgor's independent investigation of (or decision not to investigate) the financial condition of Borrower and is not relying on any information furnished by Lender.  Guarantor/Pledgor assumes full responsibility for obtaining any further information concerning Borrower's financial condition, the status of the Indebtedness or any other matter that the undersigned may deem necessary or appropriate now or later.  Guarantor/Pledgor waives any duty on the part of Lender, and agrees that Guarantor/Pledgor is not relying upon nor expecting Lender to disclose to Guarantor/Pledgor any fact now or later known by Lender, whether relating to the operations or condition of Borrower, the existence, liabilities or financial condition of any guarantor of the Indebtedness, the occurrence of any default with respect to the Indebtedness, or otherwise, notwithstanding any effect such fact may have upon Guarantor/Pledgor's risk or Guarantor/Pledgor's rights against Borrower.  Guarantor/Pledgor knowingly accepts the full range of risk encompassed in this Agreement, which risk includes, without limitation, the possibility that Borrower may incur Indebtedness to Lender after the financial condition of Borrower or Borrower's ability to pay debts as they mature, has deteriorated.

4.13. Indemnification for Violation by Guarantor/Pledgor of Law.   Guarantor/Pledgor shall defend, indemnify and hold harmless Lender, its employees, agents, shareholders, officers, and directors from and against any and all claims, damages, fines, expenses, liabilities or causes of action of whatever kind, including, without limitation, reasonable consultants’ fees, reasonable legal expenses, and reasonable attorneys' fees and estimated allocated costs of in-house legal counsel, paralegals and other legal staff, suffered by any of them as a direct or indirect result of any actual or asserted violation by Guarantor/Pledgor of any law, including, without limitation, Environmental Laws, or of any remediation relating to any property required by any law, including, without limitation, Environmental Laws, except to the extent caused directly by the gross negligence or willful misconduct of Lender.

4.14. Reasonable Costs of Lender.   Guarantor/Pledgor agrees to pay Lender all such reasonable costs and expenses incurred by Lender, immediately upon demand, and until paid all costs shall bear interest at the highest per annum rate applicable to any of the Indebtedness, but not in excess of the maximum rate permitted by law.  Any reference in this Agreement to attorneys’ fees shall be deemed a reference to the reasonable attorneys’ fees, costs, and expenses of outside counsel and paralegals and the estimated allocated costs of in-house legal counsel, paralegals and other legal staff, whether or not a suit or action is instituted, and to court costs if a suit or action is instituted, and whether such actually or estimated allocated attorneys’ fees or court costs are incurred at the trial court level, on appeal, in a bankruptcy, (including, without limitation, motions for relief from stay, for determination of dischargeability or otherwise) administrative or probate proceeding or otherwise.

5. Collection of Proceeds.

5.1. Collection of Accounts.   Guarantor/Pledgor agrees to collect and enforce payment of all Collateral until such time as Lender shall direct Guarantor/Pledgor to the contrary under the following circumstances:  after a Material Event of Default has occurred and is continuing; or  if Lender reasonably believes it is necessary to do so to prevent prejudice to Lender.  Immediately upon notice to Guarantor/Pledgor by Lender and at all times after that, Guarantor/Pledgor agrees to fully and promptly cooperate and assist Lender in the collection and enforcement of all Collateral and to hold in trust for Lender all payments received in connection with Collateral and from the sale, lease or other disposition of any Collateral, all rights by way of suretyship or guaranty and all rights in the nature of a lien or security interest which Guarantor/Pledgor now or later has regarding Collateral.  Immediately upon and after such notice, Guarantor/Pledgor agrees to  endorse to Lender and immediately deliver to Lender all payments received on Collateral or from the sale, lease or other disposition of any Collateral or arising from any other rights or interests of Guarantor/Pledgor in the Collateral, in the form received by Guarantor/Pledgor without commingling with any other funds; and  immediately deliver to Lender all property in Guarantor/Pledgor's possession or later coming into Guarantor/Pledgor's possession through enforcement of Guarantor/Pledgor's rights or interests in the Collateral.  Guarantor/Pledgor irrevocably authorizes Lender or any Lender employee or agent to endorse the name of Guarantor/Pledgor upon any checks or other items that are received in payment for any Collateral, and to do any and all things necessary in order to reduce these items to

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money.  Lender shall have no duty as to the collection or protection of Collateral or the proceeds of it, nor as to the preservation of any related rights, beyond the use of reasonable care in the custody and preservation of Collateral in the possession of Lender.  Guarantor/Pledgor agrees to take all steps necessary to preserve rights against prior parties with respect to the Collateral.  Nothing in this Section  5.1 shall be deemed to constitute consent by Lender to any sale, lease, or other disposition of any Collateral.

5.2. Accounts Pledged as Collateral.   With respect to any Accounts that are pledged as Collateral under this Agreement, Guarantor/Pledgor agrees that immediately upon Lender's written request (whether or not a Material Event of Default exists) the Indebtedness shall be on a “remittance basis” as follows:  Guarantor/Pledgor shall at its sole expense establish and maintain (and Lender, at Lender’s option, may establish and maintain at Guarantor/Pledgor’s expense):   an United States Post Office lock box (the “Lock Box”), to which Lender shall have exclusive access and control.  Guarantor/Pledgor expressly authorizes Lender, from time to time, to remove contents from the Lock Box, for disposition in accordance with this Agreement.  Guarantor/Pledgor agrees to notify all account debtors and other parties obligated to Guarantor/Pledgor that all payments made to Guarantor/Pledgor (other than payments by electronic funds transfer) shall be remitted, for the credit of Guarantor/Pledgor, to the Lock Box, and Guarantor/Pledgor shall include a like statement on all invoices; and  a non interest bearing deposit account with Lender which shall be titled as designated by Lender (the “Cash Collateral Account”) as security for payment of the Indebtedness to which Lender shall have exclusive access and control.  Guarantor/Pledgor agrees to notify all accounts of Guarantor/Pledgor and other parties obligated to Guarantor/Pledgor that all payments made to Guarantor/Pledgor by electronic funds transfer shall be remitted, to the Cash Collateral Account, and Guarantor/Pledgor, at Lender's request, shall include a like statement on all invoices.  Guarantor/Pledgor shall execute all documents and authorizations as may reasonably be required by Lender to establish and maintain the Lock Box and the Cash Collateral Account.

5.3. Processing by Lender; Indemnification by Guarantor/Pledgor.   To the extent that Accounts are pledged as Collateral under this Agreement, all items or amounts which are remitted to the Lock Box or otherwise delivered by or for the benefit of Guarantor/Pledgor to Lender on account of partial or full payment of, or with respect to, any Collateral shall, at Lender's option  be applied to the payment of the Indebtedness, whether then due or not, in such order or at such time of application as Lender may determine in its sole reasonable Discretion; or  be deposited to the Cash Collateral Account.

6. Default, Enforcement of Rights and Application of Proceeds.
6.1. Definition of Event of Default. Guarantor/Pledgor shall be in default under this Agreement upon the occurrence of any of the following events (each, a “Material Event of Default”):

6.1.1. Any Event of Default by Borrower under the Loan Agreement or any of the other the Loan Documents of any material term, provision, condition, covenant or agreement occurs without being cured to the extent that cure is permitted under the Loan Agreement or the other Loan Documents;

6.1.2. Guarantor/Pledgor fails to pay the Indebtedness or any other indebtedness when due, or such portion of it as may be due, by acceleration or otherwise;

6.1.3. Any failure or neglect to comply with, or breach of, or default under, any material term, provision, condition, covenant or agreement  of this Agreement, the Guaranty or any other agreement or commitment between Borrower, Guarantor/Pledgor, or any other guarantor of any of the Indebtedness of Borrower (each, a “Guarantor”) and Lender;

6.1.4. Any warranty, representation, financial statement, or other information made, given or furnished to Lender by or on behalf of Borrower, Guarantor/Pledgor, or any Guarantor shall be, or shall prove to have been, false, materially misleading or intentionally misleading when made, given, or furnished;

6.1.5. Any loss, theft, substantial damage or destruction to or of any Collateral, or the issuance or filing of any attachment, levy, garnishment or the commencement of any proceeding in connection with any Collateral or of any other judicial process of, upon or in respect of Borrower, Guarantor/Pledgor, any Guarantor, or any Collateral without such attachment, levy, garnishment or commencement of proceeding being dismissed within ten (10) days;

6.1.6. The sale or other disposition by Borrower, Guarantor/Pledgor, or any Guarantor of any substantial portion of its assets or property or voluntary suspension of the transaction of business by Borrower, Guarantor/Pledgor, or any Guarantor, or death, dissolution, termination of existence, merger, consolidation, insolvency, business failure, or assignment for the benefit of creditors of or by Borrower, Guarantor/Pledgor, or any Guarantor; or commencement of any proceedings under any state or federal bankruptcy or insolvency law or laws for the relief of Guarantor/Pledgor by or against Borrower, Guarantor/Pledgor, or any Guarantor; or the appointment of a receiver, trustee, court appointee, sequestrator or otherwise, for all or any part of the property of Borrower, Guarantor/Pledgor, or any Guarantor, without such proceeding being dismissed in sixty (60) days; provided, however, that nothing shall require Lender to continue to advance sums to Borrower upon the filing of such a proceeding by or against Guarantor/Pledgor;

6.1.7. If applicable, Lender reasonably deems the margin of Collateral to be insufficient or itself insecure, in good faith believing that the prospect of payment of the Indebtedness or performance of this Agreement is materially impaired or shall fear material deterioration, removal, or waste of Collateral; or

6.1.8. Any breach or default under this Agreement, the Guaranty the Loan Agreement, the Loan Documents or any other present or future agreement between Borrower and Lender shall become a Material

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Event of Default if Borrower or Guarantor/Pledgor has not cured said breach or default within the time period specified by Lender in its sole reasonable Discretion in any notice of default, which time period shall depend upon the facts and circumstances then in effect.

6.2. Specified Remedies Available to Lender.

6.2.1. Upon the occurrence and during the continuance of a Material Event of Default, Lender may at its reasonable Discretion and with such prior notice to Guarantor/Pledgor as may be reasonable under the circumstances, declare any or all of the Indebtedness to be immediately due and payable, and shall have and may exercise any one or more of the following rights and remedies:

6.2.1.1. exercise all the rights and remedies upon default, in foreclosure and otherwise, available to secured parties under the provisions of the Code and other applicable law;

6.2.1.2. institute legal proceedings to foreclose upon the lien and security interest granted by this Agreement, to recover judgment for all amounts then due and owing as Indebtedness, and to collect the same out of any Collateral or the proceeds of any sale of it;

6.2.1.3. institute legal proceedings for the sale, under the judgment or decree of any court of competent jurisdiction, of any or all Collateral; and/or

6.2.1.4. personally or by its agents, attorneys, or appointment of a receiver, enter upon any premises where Collateral may then be located, and take possession of all or any of it and/or render it unusable; and without being responsible for loss or damage to such Collateral, hold, operate, sell, lease, or dispose of all or any Collateral at one or more public or private sales, leasings or other dispositions, at places and times and on terms and conditions as Lender may deem fit, without any previous demand or advertisement; and except as provided in this Agreement, all notice of sale, lease or other disposition, and advertisement, and other notice or demand, any right or equity of redemption, and any obligation of a prospective purchaser or lessee to inquire as to the power and authority of Lender to sell, lease, or otherwise dispose of the Collateral or as to the application by Lender of the proceeds of sale or otherwise, which would otherwise be required by, or available to Guarantor/Pledgor under, applicable law are hereby expressly waived by Guarantor/Pledgor to the fullest extent permitted.

6.2.2. At any sale pursuant to this Section 6.2, whether under the power of sale, by virtue of judicial proceedings or otherwise, it shall not be necessary for Lender or a public officer under order of a court to have present physical or constructive possession of Collateral to be sold.  The recitals contained in any conveyances and receipts made and given by Lender or the public officer to any purchase at any sale made pursuant to this Agreement shall, to the extent permitted by applicable law, conclusively establish the truth and accuracy of the matters stated (including, without limitation, as to the amounts of the principal of and interest on the Indebtedness, the accrual and nonpayment of it and advertisement and conduct of the sale); and all prerequisites to the sale shall be presumed to have been satisfied and performed to the extent permitted by applicable law.

6.3. Notification of Account Debtors.  Upon the occurrence and during the continuance of a Material Event of Default, Lender may  request that Guarantor/Pledgor notify the Guarantor/Pledgor’s account debtor or obligors of Lender's security interest in the Collateral, including, without limitation, the Accounts and Inventory, and direct payment of the proceeds of Accounts and the sale of Inventory to Lender; or  itself so notify and direct any account debtor or obligor to pay Lender directly; provided; however, that if any fraud, defalcation or conversion on the part of Borrower and/or Guarantor/Pledgor shall have occurred regardless of the dollar amount involved with such fraud, conversion or defalcation,  such Event of Default shall be deemed to be a Material Event of Default; and  there shall be no requirement that such Event of Default be continuing to permit Lender to send such notification to Guarantor/Pledgor’s Accounts.

6.4. Application of Proceeds of Sale.   The proceeds of any sale or other disposition of Collateral authorized by this Agreement shall be applied by Lender first, to all reasonable expenses authorized by the Code and all reasonable attorneys’ fees and reasonable legal expenses incurred by Lender and estimated allocated costs of in-house legal counsel, paralegals and other legal staff; the balance of the proceeds of the sale or other disposition shall be applied in the payment of the Indebtedness, first, to interest, then to principal, then to remaining Indebtedness and the surplus, if any, shall be paid over to Guarantor/Pledgor or to such other person(s) as may be entitled to it under applicable law.  Guarantor/Pledgor shall remain liable for any deficiency, which it shall pay to Lender immediately upon demand.

6.5. No Restriction.   Nothing in this Agreement is intended, nor shall it be construed, to preclude Lender from pursuing any other remedy provided by law for the collection of the Indebtedness or for the recovery of any other sum to which Lender may be entitled for the breach of this Agreement by Guarantor/Pledgor.  Nothing in this Agreement shall reduce or release in any way any rights or security interests of Lender contained in any existing agreement between Borrower, Guarantor/Pledgor, or any Guarantor and Lender.

6.6. No Waiver Effective Unless in Writing and Signed by Authorized Officer of Lender.   No waiver of default or consent to any act of Guarantor/Pledgor by Lender shall be effective unless in writing and signed by an authorized officer of Lender.  No waiver of any default or forbearance on the part of Lender in enforcing any of its rights under this Agreement shall operate as a waiver of any other default or of the same default on a future occasion or of any rights.

6.7. Appointment of Agent and Grant of Power of Attorney.   Guarantor/Pledgor irrevocably appoints Lender or any agent of Lender (which appointment is coupled with an interest) the true and lawful attorney of Guarantor/Pledgor (with full power of substitution) in the name, place, and stead of, and at the expense of,

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Guarantor/Pledgor (which power of attorney shall only be used  upon the occurrence and during the continuance of a Material Event of Default, after giving such notice as may be reasonable under the circumstances unless giving such notice would cause prejudice to lender in Lender’s reasonable judgment; or  if Lender reasonably believes in good faith that the power of attorney should be used to avoid prejudice to Lender):

6.7.1. to demand, receive, sue for, and give receipts or acquittances for any monies due or to become due on any Collateral and to endorse any item representing any payment on or proceeds of the Collateral;

6.7.2. to execute and file in the name of and on behalf of Guarantor/Pledgor all financing statements or other filings deemed necessary or desirable by Lender to evidence, perfect, or continue the security interests granted in this Agreement;

6.7.3. after the occurrence and during the continuance of an Event of Default, to qualify Borrower to do business in any state if Borrower shall fail to do so following request by Lender; and
6.7.4. to do and perform any act on behalf of Guarantor/Pledgor permitted or required under this Agreement.

Upon the occurrence of and during the continuance of a Material Event of Default and upon written request of Lender, Guarantor/Pledgor will assemble the Collateral and make it available to Lender at any place designated by Lender that is reasonably convenient to Lender and Guarantor/Pledgor.

7. Indemnification.

7.1. Limitation on Loss or Damage.   Guarantor/Pledgor agrees that Lender shall not be liable for any loss or damage which Guarantor/Pledgor may suffer as a result of Lender's processing of items or its exercise of any other rights or remedies under this Agreement, including, without limitation, indirect, special or consequential damages, loss of revenues or profits, or any claim, demand or action by any third party arising out of or in connection with the processing of items or the exercise of any other rights or remedies under this Agreement.  Guarantor/Pledgor agrees to indemnify and hold Lender harmless from and against all such third party claims, demands, or actions, and all related expenses or liabilities, including, without limitation, attorneys’ fees and estimated allocated costs of in-house legal counsel, paralegals and other legal staff, except to the extent of any of the foregoing was caused by Lender’s gross negligence or willful misconduct.  Lender shall not in any way or manner be liable or responsible for the safekeeping of the Collateral; any loss or damage thereto occurring or arising in any manner or fashion from any cause; any diminution in the value thereof; or any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person.  All risk of loss, damage, or destruction of the Collateral shall be borne by Guarantor/Pledgor.

7.2. Hold Harmless, etc.  Guarantor/Pledgor agrees to defend, indemnify, save, and hold Lender and Lender’s officers, employees, shareholders, directors, attorneys, and agents harmless against all obligations, demands, claims, and liabilities claimed or asserted by any other Person arising out of or relating to the transactions contemplated by this Agreement or any of the other Loan Documents; and all losses (including attorneys’ fees and legal and other costs) in any way suffered, incurred, or paid by Lender as a result of or in any way arising out of, following, or consequential to the transactions contemplated by this Agreement or any of the other Loan Documents; provided, however, that no such indemnification shall apply with respect to any liability directly arising out of the gross negligence or willful misconduct on the part of Lender or any of Lender’s officers, employees, shareholders, directors, attorneys, and agents.

8. General Terms.

8.1. Notices.   Until Lender is advised in writing by Guarantor/Pledgor to the contrary, all notices, requests and demands required under this Agreement or by law shall be given to, or made upon, Guarantor/Pledgor at the address indicated in Section 8.20 below.

8.2. Notifications of Changes.   Guarantor/Pledgor will give Lender not less than thirty  (30) days’ prior written notice of all contemplated changes in Guarantor/Pledgor's name, Chief Executive Office location, and/or location of any of the Collateral, but the giving of this notice shall not cure any Event of Default caused by this change.

8.3. No Assumption by Lender of Duties of Borrower. Lender assumes no duty of performance or other responsibility under any contracts contained within the Collateral.

8.4. Assignments, etc, by Lender.   Lender has the right to sell, assign, transfer, negotiate, or grant any interest in, any or all of the Indebtedness and any related obligations, including, without limitation, this Agreement, in the following circumstances:  Lender is assigning the Indebtedness and related obligations for collateral purposes only;  a Material Event of Default has occurred and is continuing; or  the assignee is the successor in interest to Lender following a change of control of Lender.  Lender has the right to grant participations in any or all of the Indebtedness irrespective of whether  Lender is assigning the Indebtedness and related obligations for collateral purposes only;  an Event of Default has occurred and is continuing; or  the assignee is the successor in interest to Lender following a change of control of Lender. In connection with the above, but without limiting its ability to make other disclosures to the full extent allowable, Lender may disclose all documents and information which Lender now or later has relating to Guarantor/Pledgor, the Indebtedness or this Agreement, however obtained.  Guarantor/Pledgor further agree(s) that Lender may provide information relating to this Agreement or relating to Guarantor/Pledgor to Lender's parent, affiliates, subsidiaries, and service providers.  The

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confidentiality provisions of the Agreement in favor of Borrower and Pledgor/Guarantor are hereby incorporated by reference into, and shall constitute additional terms applicable to, this Agreement.

8.5. Further Credit Reports.  Borrower acknowledges and agrees that Lender may from time to time at its sole discretion run such further credit reports and other reports as it may deem necessary to continue to keep itself apprised regarding the continued financial condition of Borrower during the term of this Agreement and hereby authorizes Lender to run such credit and other reports from time to time as Lender deems appropriate.

8.6. Setoff.   In addition to Lender's other rights, any Indebtedness owing from Lender to Guarantor/Pledgor can be set off and applied by Lender on any Indebtedness at any time(s) either before or after maturity or demand without notice to any Borrower, Guarantor/Pledgor, any other guarantor, or any other person.

8.7. Waivers.   Guarantor/Pledgor waives any right to require Lender to undertake any of the following:   proceed against any person or property;  (to the extent permitted by applicable law) give notice of the terms, time and place of any public or private sale of personal property security held from Borrower or any other person, or otherwise comply with the provisions of § 9601 et seq, including without limitation, §  9611 of the California or other applicable Uniform Commercial Code; or  pursue any other remedy in Lender's power.  Guarantor/Pledgor waives notice of acceptance of this Agreement and presentment, demand, protest, notice of protest, dishonor, notice of dishonor, notice of default, notice of intent to accelerate or demand payment of any Indebtedness, any and all other notices to which the undersigned might otherwise be entitled, and diligence in collecting any Indebtedness, and agree(s) that Lender may (subject to specified rights Borrower may have, if any, to approve any of the following pursuant to the terms of the Agreement), once or any number or times, modify the terms of any Indebtedness, compromise, extend, increase, accelerate, renew or forbear to enforce payment of any or all Indebtedness, or permit Borrower to incur additional Indebtedness, all without notice to Guarantor/Pledgor and without affecting in any manner the unconditional obligation of Guarantor/Pledgor under this Agreement.  Guarantor/Pledgor unconditionally and irrevocably waives each and every defense and setoff of any nature which, under principles of guaranty or otherwise, would operate to impair or diminish in any way the obligation of Guarantor/Pledgor under this Agreement and acknowledges that such waiver is by this reference incorporated into each security agreement, collateral assignment, pledge and/or other document from Guarantor/Pledgor now or later securing the Indebtedness, and acknowledges that as of the date of this Agreement no such defense or setoff exists.

8.8. Waiver of Subrogation Rights etc.   Until Lender has been paid in full, with no agreement or obligation to extend any further financial accommodations to Borrower, Guarantor/Pledgor waives any and all rights (whether by subrogation, indemnity, reimbursement, or otherwise) to recover from Borrower any amounts paid or the value of any Collateral given by Guarantor/Pledgor pursuant to this Agreement.

8.9. Agreement Regarding What Constitutes Reasonable Notice.   In the event that applicable law shall obligate Lender to give prior notice to Guarantor/Pledgor of any action to be taken under this Agreement, Guarantor/Pledgor agrees that a written notice given to Guarantor/Pledgor at least ten (10) days before the date of the action shall be reasonable notice of the intended action and, specifically, reasonable notification of the time and place of any public sale or of the time after which any private sale, lease, or other disposition is to be made, unless a shorter notice period is reasonable under the circumstances.  A notice shall be deemed to be given under this Agreement when delivered to Guarantor/Pledgor or when placed in an envelope addressed to Guarantor/Pledgor and deposited, with postage prepaid, in a post office or official depository under the exclusive care and custody of the United States Postal Service or delivered to an overnight courier.  The mailing shall be by overnight courier, certified mail or first class mail.

8.10. Reinstatement.   Notwithstanding any prior revocation, termination, surrender, or discharge of this Agreement in whole or in part, the effectiveness of this Agreement shall automatically continue or be reinstated in the event that any payment received or credit given by Lender in respect of the Indebtedness is returned, disgorged, or rescinded under any applicable law, including, without limitation, bankruptcy or insolvency laws, in which case this Agreement, shall be enforceable against Guarantor/Pledgor as if the returned, disgorged, or rescinded payment or credit had not been received or given by Lender, and whether or not Lender relied upon this payment or credit or changed its position as a consequence of it.  In the event of continuation or reinstatement of this Agreement, Guarantor/Pledgor agrees upon demand by Lender to execute and deliver to Lender those documents which Lender determines are appropriate to further evidence (in the public records or otherwise) this continuation or reinstatement, although the failure of Guarantor/Pledgor to do so shall not affect in any way the reinstatement or continuation.

8.11. Successors and Assigns.   This Agreement and all of the rights and remedies of Lender under this Agreement shall inure to the benefit of Lender's successors and assigns and to any other holder who derives from Lender title to or an interest in the Indebtedness or any portion of it, and shall bind Guarantor/Pledgor and the heirs, legal representatives, successors, and assigns of Guarantor/Pledgor.  Nothing in this Section 8.11 is or shall be deemed to constitute consent by Lender to any assignment by Guarantor/Pledgor.

8.12. Joint and Several Undertakings.   If there is more than one Guarantor/Pledgor, all undertakings, warranties and covenants made by Guarantor/Pledgor and all rights, powers and authorities given to or conferred upon Lender are made or given jointly and severally.

8.13. Meanings Except as otherwise provided in this Agreement.   All terms in this Agreement have the meanings assigned to them in Division 9 (or, absent definition in Division 9, in any other division) of the Code in effect as of the date of this Agreement.

8.14. No Exercise or Delay in Exercise of Rights Shall Preclude Exercise by Lender of any Other Right.   No single or partial exercise, or delay in the exercise, of any right or power under this Agreement, shall

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preclude other or further exercise of the rights and powers under this Agreement.  The unenforceability of any provision of this Agreement shall not affect the enforceability of the remainder of this Agreement.  This Agreement constitutes the entire agreement of Guarantor/Pledgor and Lender with respect to the subject matter of this Agreement.  No amendment or modification of this Agreement shall be effective unless the same shall be in writing and signed by Guarantor/Pledgor and an authorized officer of Lender.

8.15. Choice of Law. This Agreement shall in all respects be governed by and construed in accordance with the internal laws of the State of California without regard to conflict of laws principles.

8.16. Venue.  The parties agree that all actions or proceedings arising in connection with this Agreement and/or the Loan Documents shall be tried and litigated only in the State and Federal courts located in the County of Santa Clara, State of California or, at the sole option of Lender, in any other court in which Lender shall initiate legal or equitable proceedings and which has subject matter jurisdiction over the matter in controversy.  Each of Guarantor/Pledgor and Lender waives, to the extent permitted under applicable law, any right each may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in accordance with this section.

8.17. Counterparts. This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute a single original.

8.18. Chief Executive Office; Other Locations.  Guarantor/Pledgor's Chief Executive Office is located and shall be maintained at 1000 1st Avenue South, Suite 100,  Seattle,  Washington 98134.  If any Collateral is located at other than the Chief Executive Office, such Collateral is located and shall be maintained at the following locations:

----------n/a----------

8.19. Termination.   This Agreement shall be terminated only by the filing of a termination statement in accordance with the applicable provisions of the Code, but the obligations contained in Sections 4.13 (indemnification for violations of law by Guarantor/Pledgor), 5.3 (as to indemnification for processing by Lender) and 8.10 (reinstatement of Indebtedness) of this Agreement shall survive termination.

8.20. Address and Method of Notice.  Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any of the other Loan Documents shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by overnight mail, registered or certified mail, postage prepaid, return receipt requested, or by prepaid telex, TWX, telefacsimile, or telegram (with messenger delivery specified) to Borrower or to Lender, as the case may be, at its address set forth below:

If to Guarantor/Pledgor:	JONES SODA CO.
1000 1st Avenue South, Suite 100, Seattle, Washington 98134
Attn:	Jennifer Cue, President
Telephone No.:	(206) 624-3357
Facsimile No.:	(206) 624-6857
If to Lender:	BFI Business Finance
851 East Hamilton Avenue, Second Floor, Campbell, California 95008
Attn:	David Drogos, President
Telephone No.:	(408) 369-4000
Facsimile No.:	(408) 369-4018

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The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.  All notices or demands sent in accordance with this Section 8.20, other than notices by Lender in connection with §§ 9610, 9611, 9615, 9617, 9618, 9620, 9621, or 9624 of the Code, shall be deemed received on the earlier of the date of actual receipt or three (3) days after the deposit thereof in the mail.  Guarantor/Pledgor acknowledges and agrees that notices sent by Lender in connection with the foregoing described sections of the Code shall be deemed sent when deposited in the mail or transmitted by telefacsimile or other similar method set forth above.

8.21. Captions. Captions are solely to be used for the convenience of the parties hereto and shall not be used to construe the meaning of the terms of this Agreement.

8.22. Further Assurances.   Guarantor/Pledgor shall execute such other and further documents and instruments as Lender may reasonably request in order to implement the provisions of this Agreement and to perfect and protect the security interest of Lender.

8.23. Integration.   This is an integrated agreement and taken together with the documents executed in connection herewith, represents the final agreement of the parties with respect to the subject matter hereof. Any amendments hereto shall be in writing and signed by the party to be charged.

9. WAIVER OF JURY TRIAL.   GUARANTOR/PLEDGOR AND LENDER ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED.  EACH PARTY AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF THE PARTIES WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE INDEBTEDNESS.

10. Oral Agreements; Oral Commitments; Choice of Law.  Oral agreements or Oral Commitments to loan money, extend credit, or forbear from enforcing repayment of a debt are not enforceable under Washington Law.  All acts and transactions hereunder and the rights and obligations of the parties hereto shall be governed, construed, and interpreted in accordance with the laws of the State of California.

[Signature Page Follows]

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This Agreement is subject to the terms and conditions set forth in Addendum A attached hereto and made a part hereof.

IN WITNESS WHEREOF, the parties have executed this Security Agreement (All Assets) as of the date first set forth above.

JONES SODA CO.

/s/ Jennifer Cue
By:Jennifer Cue
Title:President

Accepted at Campbell, California:

BFI Business Finance

/s/ Jeffrey Lizar
By:Jeffrey Lizar
Title:Executive Vice President

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Addendum A to Security Agreement (All Assets)

Pursuant to this Addendum A to Security Agreement (All Assets) (this “Addendum”), the foregoing Security Agreement (All Assets) (the “Agreement”) by and between BFI Business Finance (“Lender”) and JONES SODA CO. (“Guarantor/Pledgor”) is hereby amended and/or supplemented by the following terms and conditions, which are incorporated by this reference in the Agreement, as the following additional sections of the Agreement:

11. Intentionally left blank

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Schedule A-1

Additional Permitted Liens

None

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